Exhibit 32

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Northern Star Financial, Inc. and Subsidiary (the “Company”) on Form 10-KSB for the period ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gerald W. Eick, Chief Financial Officer and Treasurer, and I, Thomas P. Stienessen, Chief Executive Officer and President, certify pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.                                       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By	/s/ Thomas P. Stienessen
Thomas P. Stienessen, CEO and President
Northern Star Financial, Inc.
September 22, 2003

By	/s/ Gerald W. Eick
Gerald W. Eick, CFO and Treasurer
Northern Star Financial, Inc.
September 22, 2003

A signed original of this written statement required by Section 906 has been provided to Northern Star Financial, Inc. and will be retained by Northern Star Financial, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.